                                                                     EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                                Attorneys at Law
                    ----------------------------------------
                    A PROFESSIONAL LIMITED LIABILITY COMPANY


                                 AmSouth Center
                        315 Deaderick Street, Suite 2700
                         Nashville, Tennessee 37238-3001
                                 (615) 742-6200



                                January 23, 2006

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

Re: Corrections Corporation of America (the "Company") Prospectus Supplement to Registration Statement on Form S-3 (No. 333-131072)

Ladies and Gentlemen:

         We have acted as counsel to the Company in connection with the filing of an automatic shelf registration statement on Form S-3 (No. 333-131072) (the "Registration Statement"), including the prospectus constituting a part thereof, dated January 17, 2006, and the final supplement to the prospectus, dated January 18, 2006 (collectively, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of $150,000,000 aggregate principal amount of its 6.75% Senior Notes due 2014 (the "Notes") in the manner set forth in the Registration Statement and the Prospectus. The Notes were sold pursuant to the terms of the Underwriting Agreement, dated January 18, 2006, by and among the Company, the guarantors listed therein, Banc of America Securities LLC, Lehman Brothers Inc., and Wachovia Capital Markets, LLC, as representatives of the several underwriters listed therein (the "Underwriting Agreement"), and issued pursuant to an Indenture, dated as of January 23, 2006, by and among the Company, the guarantors listed therein and U.S. Bank National Association (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of January 23, 2006 (as amended and supplemented, the "Indenture"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion letter, we have examined or are otherwise familiar with the Registration Statement and the Prospectus (including the documents incorporated or deemed to be incorporated by reference therein), the final term sheet filed by the Company with the Commission on January 19, 2006, as a free writing prospectus pursuant to Rule 433 of the Securities Act, the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement and executed copies of the Underwriting Agreement, the Indenture, the Notes and the Guarantees (collectively, the "Agreements"). We have also reviewed such corporate documents and records of the Company and its subsidiaries, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to various issues of fact, we have relied upon the representations and

Corrections Corporation of America
Page 2
January 23, 2006


warranties of the Company contained in the Underwriting Agreement and upon statements and certificates of officers of the Company and certain of its subsidiaries without independent verification or investigation.

         We have assumed regarding agreements executed by parties other than the Company and its subsidiaries that such agreements are, if applicable, the valid and binding obligations of and enforceable against such parties. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all natural persons.

         The law covered by the opinions expressed herein is limited to the federal law of the United States, the law of the State of Tennessee, the Delaware General Corporation Law ("DGCL") and the Delaware Revised Uniform Limited Partnership Act and, solely with respect to the matters relating to the Company, the corporate laws of the State of Maryland. In rendering our opinion as to matters relating to the Company arising under or governed by the laws of the State of Maryland we have relied solely on the opinions of Miles & Stockbridge, P.C. We have made no independent examination of the laws of Maryland.

         Based on the foregoing, and subject to the assumptions, limitations and qualifications as set forth herein, we are of the opinion that:

         1. The Debt Securities, when executed, authenticated and issued in accordance with the Indenture, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. The Guarantees, when executed, authenticated and issued in accordance with the Indenture, constitute valid and legally binding obligations of such subsidiaries, enforceable against such subsidiaries in accordance with the terms of the Guarantees.

         3. The Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of such Indenture.

         The opinions set forth in paragraphs 1, 2 and 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under any applicable Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

Corrections Corporation of America
Page 3
January 23, 2006


that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

         We consent to the incorporation of this opinion into the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                       Very truly yours,

                                       /s/ Bass, Berry & Sims PLC